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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 29, 2002



                                 CARESIDE, INC.
                                 --------------
                 (Exact name of issuer as specified in charter)

         DELAWARE                               001-15051        23-2863507
         (State or Other Jurisdiction           Commission       (I.R.S. Employer
         of Incorporation or Organization)      file number      Identification Number)


                              6100 Bristol Parkway
                              Culver City, CA 90230
                    (Address of principal executive offices)

                                 (310) 338-6767
              (Registrant's telephone number, including area code)

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Item 4.  Changes in Registrants Certifying Accountant
         --------------------------------------------

On May 29, 2002, the Company elected to dismiss its Certifying Accountant, Arthur Andersen LLP as a consequence of Andersen's current market place issues and the question concerning their ongoing ability to serve their clients and as a result of the Company's ongoing efforts to reduce general and administrative expenses.

The audit reports from Arthur Andersen LLP on the financial statements of the Registrant as of and for each of the three years in the period ended December 31, 2001 contained a modified opinion as to the Registrant's ability to continue as a going concern. Except for this statement, the audit reports of Arthur Andersen as of and for each of the three years in the period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles. During the Registrant's quarter ended March 31, 2002, Arthur Andersen LLP advised the Registrant that, if prior to the completion of the December 31, 2002 audit, the Registrant was unable to demonstrate its ability to fund operations and repay debt as it becomes due for the following 12 months, their audit report on the financial statements as of December 31, 2002 would be modified to include a contingency relating to the Registrant's ability to continue as a going concern.

During the Registrant's three most recent fiscal years and the subsequent interim period preceding the dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

The Registrant has provided a copy of this disclosure to Arthur Andersen LLP, and the Registrant requested that Arthur Andersen LLP furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not Arthur Andersen LLP agrees with the statements made by the Registrant, and if not, stating the respects in which Arthur Andersen LLP does not agree. A copy of the response from Arthur Andersen LLP indicating their agreement with the statements is included as Exhibit 16.1 to this report.

On May 29, 2002 as a result of a Board resolution dated May 17,2002 the company engaged the accounting firm Singer Lewak Greenbaum & Goldstein LLP as its principal accountant to audit the company's financial statements. During the period of engagement with Arthur Andersen LLP the Company has not consulted with Singer Lewak Greenbaum & Goldstein LLP on items concerning the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered by the new accountants nor on any subject matter of a disagreement or a reportable event with Arthur Andersen LLP.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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(c)  Exhibits 16.1 Letter of Arthur Andersen LLP regarding change in certifying accountant.

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                                    SIGNATURE
                                    ---------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CARESIDE, INC.

Date:  May 29, 2002                         By:    /s/ W. Vickery Stoughton
                                                   -----------------------------
                                            Name:  W. Vickery Stoughton
                                            Title: Chief Financial Officer

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